EXHIBIT 10.1

                           Sales Partnership Agreement

Contact Name: Robert Scher, President
Phone: 212 568 7307
Company: Growth Net, Inc.
Address: 900 West 190 St., Suite 4A
New York, NY 10040
Email Address:

1. Sales Partnership Agreement:

The following constitutes a sales partnership agreement between Dynamic Net, Inc. (The Company) and Growth Net, Inc. (The Sales Partner):

The Sales Partner agrees to allow The Company the following rights respective to a given product or service provided by The Company.

To determine the Investment required by the Company to provide the product or service.

To determine the time-line required for the delivery / completion of the product or service.

To determine the initial deposit, payment schedule, and payment terms required.

To determine the required materials and information necessary to start a project, develop a product, or provide a service.

To accept or reject the request to provide a product or service on a case-by-case basis.

The Sales Partner will responsible for the entire sales process except for areas specified above as rights to The Company.

The Sales Partner will be responsible for billing and collections of all fees for any product or service provided by The Company.

The Company agrees to allow The Sales Partner the following rights respective to a given product or service provided by The Company.

The ability to contract with The Company as a contractor, subcontractor, or strategic partner on a case-by-case basis.


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2. Copyright

Copyright issues will be handled on a per-project basis.

The Sales Partner agrees The Company holds the complete copyright of all application software developed unless The Company signed a Work-for-Hire contract for a given project.

3. Fees

The Sales Partner will keep 15% of all fees paid by the client except for any fees directly related to travel and material expenses.

Travel and material expense include, but are not limited to, the following:

Transportation costs

Room and board

Per diem allowances while traveling

Telephone usage while traveling

4. Agreement Term

The term of this agreement starts the day the contract is signed by Dynamic Net, Inc. and continues for a period of one year.

The Sales Partner and The Company have the right to negotiate a new contract at the time of contract completion.

5. Confidentiality by The Sales Partner

The Sales Partner acknowledges that it may obtain confidential information regarding The Company's business which is either not available to the public or is material in which The Company developed a proprietary interest ("Confidential Information").

The Sales Partner agrees to keep such information confidential and not disclose the information without the express written permission of the CEO/President of The Company of The Company.

Any subcontractor , agent, or party utilized by The Sales Partner during the course of this contract also agrees to keep such information confidential.

Upon completion or termination of this contract, The Sales Partner will return any and all material obtained from the Company; no copies (digital, paper, or otherwise) of confidential information shall be retained by The Sales Partner or its agents after the completion or cancellation of the contract.

The Sales Partner agrees not to disclose any information gained about The Company to any other Internet, Intranet, Extranet service or solutions provider for a period of one year after the completion or cancellation of this agreement.

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6. Confidentiality by The Company

The Company acknowledges that it may obtain confidential information regarding The Sale Partners' business which is either not available to the public or is material in which The Sales Partner developed a proprietary interest ("Confidential Information").

The Company agrees to keep such information confidential and not disclose this information without the express permission of any appointed officer of The Sales Partner.

Any subcontractor, agent, or party utilized by The Company during the course of this contract also agrees to keep such information confidential.

Upon completion or termination of this contract, The Company will return any and all material obtained from The Sales Partner; no copies (digital, paper, or otherwise) of confidential information shall be retained by The Company or its agents after the completion or cancellation of the contract.

7. Non-compete

The Sales Partner agrees not to contract, be employed, or to otherwise perform services paid or unpaid for any other Internet, Intranet, Extranet service or solutions provider while this agreement in effect, unless the Company rejects the project to service the client of The Sales Partner.

Such employment, contractual work, starting their own business, etc. does not waiver the right to confidentiality as specified in sections 5 and 6 Confidentiality.

8. Representation

The Sales Partner, while not an employee of The Company, agrees to follow the directions of the company in terms of how The Sales Partner represents The Company.

Such direction may include, but is not limited to, the usage of slogans, trademarks, or other marketing material.

9. Elective Right

The Company reserves the right to not accept a given project or client brought to us by The Sales Partner.


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10. Effective Contract

This agreement becomes effective only when signed by Dynamic Net, Inc.

11. Governing Law

Regardless of the place of the signing of this agreement, the client agrees that for purposes of Venue, this contract was entered into the state of New Jersey and any disputer will be arbitrated in that State.

12. Sole Agreement

This agreement contained in "Sales Partner Agreement" constitutes the sole agreement between Dynamic Net, Inc. and the client.

The undersigned agrees to the terms of this agreement on behalf of his or her organization or business.

On behalf of The Sales Partner:

Growth Net, Inc.

Robert Scher-President

/s/ Robert Scher
----------------
Date: 5/18/00

On behalf of Dynamic Net, Inc.

Peter Perchansky, President

/s/ Peter Perchansky
--------------------
Date: 5/25/00

Dynamic Net, Inc.
109 East High Street
Womelsdorf, PA 19567
Telephone 610-589-2262
Fax 610-589-1082
Email solutions@DynamicNet.net
URL: www.DynamicNet.net